U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  July 31, 2009

Internet Infinity, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-27633	95-4679342
(state of	(Commission File Number)	(IRS Employer
incorporation)		I.D. Number)

413 Avenue G, #1
Redondo Beach, CA 90277
(310) 493-2244

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 31, 2009 the Registrant entered into an agreement that, if carried out, will result in a change in control of Internet Infinity if the provisions of the agreement are carried out.  The parties to the agreement are Internet Infinity, Inc., the Registrant; George Morris, the sole director and officer of the Registrant and beneficial owner of 85% of the outstanding shares of its common stock; Charles Volk and Gary Bryant, non-affiliated investors that will obtain control of the Registrant; and Thomas Kenan, legal counsel to the Registrant who will perform certain legal and administrative duties in connection with the performance of the provisions of the agreement.

The principal provisions of the agreement, briefly, are as follows:

•	Internet Infinity shall effect a one-for-20 common stock consolidation,

•	Internet Infinity shall change its name to “Shawnee Energy, Inc.” or a similar name,

•
Internet Infinity shall issue (i) 3,051,194 newly-issued, post stock-consolidation shares of its common stock to each of Bryant and Volk and (ii) 750,000 newly-issued, post stock-consolidation shares of its common stock to a person or bank Bryant and Volk designate that provides $300,000 to cover the expenses of this transaction. Immediate distributions to be made from the $300,000 are:

•	$26,000 to satisfy present indebtedness of Internet Infinity to its accountants,

•	$25,000 to Fuller Tubb Bickford & Krahl (“FTB&K”) to satisfy present indebtedness of Internet Infinity to FTB&K for past legal services,

•
$12,500 to FTB&K as part payment of a legal fee of $50,000 to perform legal work in connection with closing this Change of Control transaction and Internet Infinity’s proposed acquisition of certain oil and gas properties being negotiated, and

•
$25,000 to Morris as a forfeitable “upset fee” in the event Bryant-Volk does not close this transaction but, should closure occur, as part payment of Internet Infinity’s indebtedness to Morris for loans made by Morris to Internet Infinity.

•
Other than the $26,000 owed to the accountants and the $25,000 owed to FTB&K that are being paid by Bryant-Volk, Morris shall pay or otherwise obtain the release of the remaining  $880,232 debt of Internet Infinity.

•	Internet Infinity shall sell 89,658 newly-issued, post stock-consolidation shares of its common stock to attorney Thomas Kenan for a purchase price of $90 cash.

There is no material relationship between the registrant or its affiliates and any of the parties, other than in respect of the agreement or as disclosed in the first paragraph above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009	Internet Infinity, Inc.

	By:	/s/ George Morris
George Morris, Chief Executive Officer

3